                                               Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Genus, Inc. on Form S-3 of our reports dated January 24, 1995, except for
Note 16, as to which the date is February 13, 1995, on our audits of the consolidated financial statements and financial statement schedule of Genus, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which reports are included in or incorporated by reference in the 1994 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                                  /s/ Coopers & Lybrand LLP
                                                  COOPERS & LYBRAND L.L.P.

San Jose, California
February 16, 1996